UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): May 7, 2013
NEWELL RUBBERMAID INC.
(Exact Name of Registrant as Specified in Its Charter)

Delaware	1-9608	36-3514169
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

3 Glenlake Parkway
Atlanta, Georgia		30328
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (770) 418-7000
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07    Submission of Matters to a Vote of Security Holders.

The Company held its Annual Meeting of Stockholders on May 7, 2013. For more information on the proposals presented at the meeting, see the Proxy Statement, the relevant portions of which are incorporated herein by reference.

The stockholders elected each of the five nominees to the Board of Directors for a one-year term by a majority of the votes cast:

Director	For	Against	Abstain	Broker Non-Votes
Scott S. Cowen	225,605,500	5,823,418	371,324	20,143,917
Cynthia A. Montgomery	227,425,790	4,029,127	345,325	20,143,917
Jose Ignacio Perez-Lizaur	229,383,083	2,056,355	360,804	20,143,917
Michael B. Polk	228,453,546	3,051,547	295,149	20,143,917
Michael A. Todman	227,938,025	3,506,109	356,108	20,143,917

The stockholders ratified the appointment of Ernst & Young LLP as the Independent Registered Public Accounting Firm for the Company for the year 2013:

For	249,139,025
Against	2,304,495
Abstain	500,639
Broker Non-Votes	0

The stockholders approved the Newell Rubbermaid Inc. 2013 Incentive Plan:

For	192,391,300
Against	38,926,814
Abstain	482,128
Broker Non-Votes	20,143,917

The stockholders approved the advisory resolution approving executive compensation:

For	223,560,327
Against	7,422,804
Abstain	817,111
Broker Non-Votes	20,143,917

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 8, 2013            NEWELL RUBBERMAID INC.

By:    /s/ John K. Stipancich
John K. Stipancich
Executive Vice President, General Counsel
and Corporate Secretary and Executive
Leader EMEA